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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES


     The following table sets forth information as to Coherent's subsidiaries, all of which are included in the consolidated financial statements. Coherent owns 100% of the outstanding voting securities of such corporations except as noted below.


                                                            Jurisdiction of
           Name                                             Incorporation
--------------------------------------------------------------------------------

     Coherent FSC, Inc.                                     Virgin Islands
     Coherent GmbH                                          Germany
     Coherent (U.K.) Ltd.                                   United Kingdom
     Coherent Japan, Inc.                                   Japan
     Lambda Physik GmbH (1)                                 Germany
     Lambda Physik U.S. (1)                                 Massachusetts
     Lambda Physik Japan, K.K. (2)                          Japan
     Laser, Inc.                                            Massachusetts
     Coherent S.A.                                          France
     MicroLas Lasersystem GmbH (3)                          Germany
     Coherent Optics Europe, Ltd.                           United Kingdom
     Coherent Lubeck GmbH                                   Germany
     Coherent Export Co., Inc.                              United States

(1) The Company owns 80% of the outstanding voting securities of these subsidiaries.
(2) The Company owns 76% of the outstanding voting securities of this subsidiary.
(3) Lambda Physik, GmbH owns 51% of the outstanding voting securities of this subsidiary.

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